Exhibit 99.1

CERTIFICATION

By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report for the quarter ended March 31, 2003 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly represents, in all material aspects, the financial condition and results of operations of Liberty Homes, Inc.

Signed this 15th day of May, 2003.

/s/ Edward J. Hussey	/s/ Marc A. Dosmann
Edward J. Hussey Chief Executive Officer	Marc A. Dosmann Vice President – Chief Financial Officer

This written statement is being furnished to the Security and Exchange Commission as an exhibit to this report.  A signed original of this written statement has been provided to Liberty Homes, Inc. and will be retained by Liberty Homes, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.